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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Chart Industries, Inc. for the registration of 111,165 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1997 (except Note K, as to which the date is June 30, 1997) with respect to the consolidated financial statements of Chart Industries, Inc. included in its Registration Statement (Form S-3 No. 333-35321) and related Prospectus filed with the Securities and Exchange Commission on September 10, 1997.

We also consent to the incorporation by reference therein of our report dated October 5, 1996, with respect to the consolidated financial statements of Cryenco Sciences, Inc. included in Chart Industries, Inc.'s Current Report (Form 8-K) filed with the Securities and Exchange Commission on August 14, 1997.



                                                          /s/ Ernst & Young LLP


January 15, 1998
Cleveland, Ohio